UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Integral Ad Science Holding LLC

(Exact name of registrant as specified in its charter)

Delaware	83-0731995
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

95 Morton St., 8th Floor New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-256770

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.001 per share, of Integral Ad Science Holding LLC, as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2021 (Registration No. 333-256770), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated by reference because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC (Nasdaq Global Select Market) and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 29, 2021

INTEGRAL AD SCIENCE HOLDING LLC

By:	/s/ Micah Nessan
Name: Micah Nessan
Title: General Counsel and Secretary